EXHIBIT 99.1

FOR: Frozen Food Express Industries, Inc.         FROM: Mike Engleman
LISTED:  Nasdaq (FFEX)                                  Mike Engleman/Associates
COMPANY CONTACTS:                                       11308 Valleydale
        Stoney M. (Mit) Stubbs, Jr. (CEO)               Dallas, TX 75230
        F. Dixon McElwee, Jr. (CFO)                     (214) 373-6464
                                                        (214) 630-8090

FOR IMMEDIATE RELEASE
---------------------
                     FROZEN FOOD EXPRESS INDUSTRIES REPORTS
                      NET INCOME UP 37% FOR SECOND QUARTER

         Dallas, Texas, August 2, 2004--Frozen Food Express Industries, Inc. (Nasdaq: FFEX) today reported second quarter 2004 net income of $3,492,000 (19 cents per share, diluted) a 37% increase over 2003's second quarter, coming on a 9.3% increase in revenue. For the second quarter of 2003, net income was $2,547,000 (15 cents per share, diluted) and revenue was $103,731,000. Revenue for 2004's second quarter was $113,335,000.
         Operating profits improved from $2.5 million during the second quarter of 2003 to $5.1 million for 2004's second quarter. During the second quarter of 2003, AirPro, the non-freight business of FFEX incurred an operating loss of $381,000, compared to an operating profit of $556,000 during the 2004 second quarter. For the six months ended June 30, AirPro reported an operating loss of $976,000 for 2003 and operating income of $566,000 for the 2004 period.
         Freight revenue improved from $97.7 million during the 2003 quarter to $109.8 million during the second quarter of 2004. Higher fuel prices during the three and six months ended 2004, as compared to the same periods of 2003 resulted in significant increases in fuel surcharge revenue. For the three months ended June 30, 2003 and 2004, fuel surcharge revenue was $7.2 million and $3.8 million, respectively.
         For the six months ended June 30, 2004, revenue increased by $21.8 million (11.1%) as compared to the year-ago quarter. Net income for the six months ended June 30, 2004 improved to $5,432,000 (30 cents per share, diluted) from 2003's six-month net income of $1,879,000 (11 cents per share, diluted).
         Stoney M. (Mit) Stubbs, Jr., chairman and CEO, said that, while he was pleased with the 2004 quarter's results, "we expect things to get better."
         "Our business should continue to improve because, after the last few years of dealing with a softening demand for trucking transportation services caused by a sloppy economy, this new too-much-freight-for-too-few-trucks supply vs. demand environment should improve our ability to raise freight rates to pay us back for the last five years of non-reimbursed increases in our operating costs.
         "We're slowly getting our freight rates to where they need to be to compensate for years of rising expenses and declining operating profit margins. But we're not there yet."
         Mr. Stubbs pointed to this year's second quarter freight revenue gain and contrasted it to the quarter's operating income increase. "Much of the reason for our operating improvement this year has been caused by the supply/demand imbalance enabling us to use our fleet more efficiently. I believe that, for the second half of this year, net income gains in our industry will come from carriers who are finally able to raise their freight rates after wringing out every ounce of efficiency they can from their trucking operations."
         FFEX recently purchased a liability insurance policy that lowered its deductible from $5 million to $3 million. Mr. Stubbs commented, "We were able to afford the improved insurance in no small part because of the performance of our drivers.
         "Our drivers earned first place in a national safe-driving competition conducted by the trucking industry's primary national trade organization, the American Trucking Associations. The first-place award was in the General Commodities Truckload/Line-Haul Division for companies whose fleets log 100 million miles, or more, annually."
         Those same drivers placed second among fleets traveling 100 million miles, or more, a year in a safe-driving competition conducted by the Truckload Carriers Association.
         During 2003, FFEX trucks covered almost 250 million miles.
         "Were it not for our drivers' skill and safe driving, we would not have been able to afford our new reduced-retention liability coverage," said Mr. Stubbs.
         "One more thing I want to mention", said Mr. Stubbs. "Last month, we renegotiated our deal with the bankers. Our line of credit is now $50 million, compared to $40 million, our interest rate is down by a half percent and the deal we signed lasts through May 2007.
         "All in all, 2004 has been a pretty good year so far, and we have met several of the challenges that we face as we move forward. We still have much to do, and will continue to look for opportunities to improve."

CONFERENCE CALL AND WEB CAST
----------------------------
         As previously announced, FFEX will hold a telephonic conference call tomorrow morning, August 3, 2004 at 10:00 am central time (11:00 am eastern time) to discuss the three and six month 2004 operating results. Individuals wishing to participate in the conference call may do so by dialing (800) 659-2056 or (617) 614-2714 and entering the pass code 14743494 prior to the beginning of the call. There will also be a live web cast of the conference call that can be accessed by clicking on the web cast icon at www.ffex.net. A replay of the web cast will be available on the company's web site or by telephone at
(888) 286-8010 or (617) 801-6888 for 90 days following the live web cast. The pass code for the replay will be 89524405.

SUPPLEMENTARY INFORMATION
-------------------------
         Information about FFEX's operating results during the three and six month periods ended June 30, 2004 and 2003 is presented in the following table:

                                                    Three Months                   Six Months
                                                 2004        2003               2004       2003
                                                 ----        ----               ----       ----
Full Truckload:
         Revenue (A) (B)                          $70.8       $63.4           $138.0     $120.7
         Total Miles (A)                           55.6        48.2            110.2       97.5
         Shipments (C)                             51.3        52.1            104.9       99.1
         Per-mile revenue (B)                     $1.27       $1.32            $1.25      $1.24
         Per-shipment revenue (B)                $1,380      $1,217           $1,315     $1,218
         Miles per shipment                       1,084         925            1,050        984
         Empty mile ratio                           8.3%        9.5%             8.6%       9.1%
Less-than-truckload:
         Revenue (A) (B)                          $30.2       $29.3            $58.9      $56.3
         Total Miles (A)                           10.3        10.3             19.9       19.8
         Shipments (C)                             87.7        80.4            172.7      158.2
         Per-mile revenue (B)                     $2.93       $2.84            $2.96      $2.84
         Per-shipment revenue (B)                 $ 344        $364            $ 341      $ 356
         Empty mile ratio                           8.1%        6.9%             8.0%       7.2%
Other Information:
         As of June 30,
                  Tractors in service             2,265       2,248            2,265      2,248
                  Trailers in service             3,861       3,670            3,861      3,670

(A) In millions
(B) Excludes surcharge revenue
(C) In thousands

ABOUT FFEX
----------
         Frozen Food Express Industries, Inc. is the largest publicly-owned, temperature-controlled carrier of perishable goods (primarily food products, health care supplies and confectionery items) on the North American continent. Its services extend from Canada, throughout the 48 contiguous United States, into Mexico. The refrigerated trucking company is the only one serving this market that is full-service--providing full-truckload, less-than-truckload and distribution transportation of refrigerated and frozen products. Its refrigerated less-than-truckload operation is also the largest on the North American continent. The company also provides full-truckload transportation of non-temperature-sensitive goods through its non-refrigerated arm, American Eagle Lines.

FORWARD-LOOKING STATEMENTS
--------------------------
         This report contains information and forward-looking statements that are based on management's current beliefs and expectations and assumptions which are based upon information currently available. Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, and may be identified by words such as "will", "could", "should", "believe", "expect", intend", "plan", "schedule", "estimate", "project" and similar expressions. These statements are based on current expectations and are subject to uncertainty and change.
         Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.
         Among the key factors that are not within management's control and that may have a bearing on operating results are demand for the company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the availability and cost of labor, the ability to negotiate favorably with lenders and lessors, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the company operates, operational risks and insurance, risks associated with the technologies and systems used and the other risks and uncertainties described in the company's filings with the Securities and Exchange Commission.


                      FROZEN FOOD EXPRESS INDUSTRIES, INC. AND SUBSIDIARIES
                                Consolidated Statements of Income
                     (Unaudited and in thousands, except per-share amounts)

                                                 For the Three Months       For the Six Months
                                                    Ended June 30,            Ended June 30,
                                                ----------------------    ---------------------
                                                   2004        2003         2004         2003
                                                ---------    ---------    ---------   ---------
Revenue
   Freight revenue                              $ 109,819    $  97,695    $ 212,235   $ 187,420
   Non-freight revenue                              3,516        6,036        5,988       8,969
                                                ---------    ---------    ---------   ---------
                                                  113,335      103,731      218,223     196,389
                                                ---------    ---------    ---------   ---------
Costs and expenses
   Freight operating expenses
         Salaries, wages and related expenses      26,744       26,787       52,293      50,565
         Purchased transportation                  27,354       23,673       53,693      45,407
         Supplies and expenses                     32,160       26,768       61,021      53,223
         Revenue equipment rent                     7,888        8,359       16,138      16,241
         Depreciation                               4,878        3,239        9,490       6,751
         Communications and utilities                 942          950        1,916       2,023
         Claims and insurance                       2,910        2,805        5,798       5,796
         Operating taxes and licenses               1,163          817        2,291       1,891
         Miscellaneous expense                      1,193        1,439        1,698       2,576
                                                ---------    ---------    ---------   ---------
                                                  105,232       94,837      204,338     184,473
   Non-freight costs and operating expenses         2,960        6,417        5,422       9,945
                                                ---------    ---------    ---------   ---------
                                                  108,192      101,254      209,760     194,418
                                                ---------    ---------    ---------   ---------
Income from operations                              5,143        2,477        8,463       1,971

Interest and other                                   (225)      (1,124)           1        (761)
                                                ---------    ---------    ---------   ---------
Income before income tax                            5,368        3,601        8,462       2,732
Provision for income tax                            1,876        1,054        3,030         853
                                                ---------    ---------    ---------   ---------
Net income                                      $   3,492    $   2,547    $   5,432   $   1,879
                                                =========    =========    =========   =========
Net income per share of common stock
   Basic                                        $     .20    $     .15    $     .32   $     .11
                                                =========    =========    =========   =========
   Diluted                                      $     .19    $     .15    $     .30   $     .11
                                                =========    =========    =========   =========
Weighted average shares outstanding
   Basic                                           17,209       16,762       17,174      16,736
                                                =========    =========    =========   =========
   Diluted                                         17,937       16,999       17,894      16,951
                                                =========    =========    =========   =========



                   FROZEN FOOD EXPRESS INDUSTRIES, INC. AND SUBSIDIARIES
                                Consolidated Balance Sheets
                               (Unaudited and in thousands)

                                                                       June 30,   Dec. 31,
                                                                         2004       2003
                                                                       --------   --------
Assets
         Current assets
                  Cash and cash equivalents                            $  2,852   $  1,396
                  Accounts receivable, net                               55,159     55,094
                  Inventories                                             3,222      4,054
                  Tires on equipment in use                               4,819      5,657
                  Deferred income taxes                                   1,267      2,657
                  Other current assets                                    6,096      7,843
                                                                       --------   --------
                           Total current assets                          73,415     76,701

                  Property and equipment, net                            64,279     66,551
                  Other assets                                           13,231     12,358
                                                                       --------   --------
                                                                       $150,925   $155,610
                                                                       ========   ========

Liabilities and Shareholders' Equity
         Current liabilities
                  Accounts payable                                     $ 24,758   $ 25,045
                  Accrued claims                                          7,213      7,195
                  Accrued payroll                                         6,675      3,813
                  Accrued liabilities                                     2,301      2,907
                                                                       --------   --------
                           Total current liabilities                     40,947     38,960

         Long-term debt                                                   1,000     14,000
         Deferred income taxes                                            4,246      2,878
         Accrued claims and liabilities                                  14,642     15,718
                                                                       --------   --------
                                                                         60,835     71,556
                                                                       --------   --------

Shareholders' equity
         Par value of common stock (17,379 and 17,281
            shares issued)                                               26,069     25,921
         Capital in excess of par value                                   1,192      1,097
         Retained earnings                                               63,281     57,849
                                                                       --------   --------
                                                                         90,542     84,867
         Less - Treasury stock (128 and 195 shares), at cost                452        813
                                                                       --------   --------
                           Total shareholders' equity                    90,090     84,054
                                                                       --------   --------
                                                                       $150,925   $155,610
                                                                       ========   ========
